UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):    November 29, 2012

NEW CONCEPT ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 300 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to the Vote of Security Holders

On November 29, 2012, the Annual Meeting of Stockholders of New Concept Energy, Inc. (“NCE” or the “Issuer” or the “Registrant”) was held following a solicitation of proxies pursuant to a Notice of Annual Meeting and related Proxy Statement each dated October 30, 2012 distributed in accordance with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.  On the record date of October 29, 2012, a total of 1,946,935 shares of Common Stock and 559 shares of Series B Preferred Stock were outstanding with each share entitled to cast one vote.

At the Annual Meeting which involved the election of directors and the ratification of the appointment of the independent registered public accounting firm, properly executed and valid proxies covering 1,633,991 shares of Common Stock were received and no proxies covering any shares of Series B Preferred Stock were received.

At such meeting, the following named persons received the number of votes cast for, against or withheld:

Name	No. of Votes	% For of Shares Present or by Proxy	No. of Votes Against	No. of Votes Abstained or Withheld
Roz Campisi Beadle	991,667	60.69%	482	7,891
Gene S. Bertcher	928,595	56.83%	63,554	7,891
James E. Huffstickler	991,567	60.68%	582	7,891
Dan Locklear	991,647	60.69%	502	7,891
Victor L. Lund	991,647	60.69%	502	7,891

The only other substantive matter presented at the Annual Meeting was the ratification of the appointment of Swalm & Associates, P.C. as the independent registered public accounting firm for the Registrant for the fiscal year ending December 31, 2012 and any interim period.  A total of 1,627,629 votes were cast FOR, 4,939 votes were cast AGAINST and 1,423 votes ABSTAINED from voting with respect to such proposal.  There were no broker non-votes.

The Proxy Card also contained an opportunity for the stockholders to vote in the discretion of the proxies on any other matter which might properly come before the meeting.  On that matter a total of 1,501,215 votes were cast FOR, 16,922 votes were cast AGAINST and 115,850 votes ABSTAINED from voting on such matter.

After the meeting, it was noted that a typographical error existed in the Proxy Statement on Page 4 with respect to a summary of the Audit Committee.  The Audit Committee met four times in 2011 rather than the two times reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: December 3, 2012	NEW CONCEPT ENERGY, INC.

By: /s/ Gene S. Bertcher
Gene S. Bertcher, President